Exhibit (99)(i)

                                Press Release


                       Dialysis Corporation of America
                                    Reports
                           First Quarter 2007 Results

Linthicum, Maryland, Thursday, May 10, 2007 - Dialysis Corporation of America (NASDAQ-DCAI) announced financial results for the first quarter of 2007. Revenues for the first quarter were $16,891,000 compared to $13,217,000 for the same period last year. Net income for the quarter was $383,000 or $.04 per share ($.04 diluted per share) compared to $519,000 or $.06 per share ($.05 diluted per share) for the same period last year.

Stephen Everett, President and Chief Executive Officer, commented, "The first quarter of 2007 proved to be challenging for our company while we balanced the desire to build our infrastructure in anticipation of accelerating our growth, with the knowledge that first quarter treatment revenues can prove to be uncertain as we wait for our commercial patients to meet annual deductibles as required in their healthcare plans. At the same time we are pleased with our company's growth throughout the first quarter of 2007, as well as our prospects for continued growth. The hard work and dedication of our staff and physicians continues to provide the foundational support necessary for us to ensure superior clinical results for the patients to whom we are responsible in a caring and cost effective manner. We continue to concentrate on developing a solid base that we believe will provide enhanced long-term shareholder value."

Financial results for the first quarter of 2007 included: (i) revenues of approximately $754,000 for our Toledo, Ohio subsidiary, which has been consolidated for financial reporting purposes since August 1, 2006; (ii) pre-tax costs associated with the opening of new centers of $206,000 for the first quarter of 2007 compared to $408,000 for the same period last year;
(iii) non-cash stock compensation expense of $114,000 for the first quarter of 2007 compared to $135,000 for the same period last year; and an increase of approximately $1,700,000 in accounts receivable due to technical problems associated with our Medicare Fiscal Intermediary, expected to be resolved during the second quarter of 2007.

Dialysis Corporation of America currently owns or manages 34 free-standing operating kidney hemodialysis centers in Georgia, Maryland, New Jersey, Ohio, Pennsylvania, South Carolina and Virginia providing patients with a full range of quality in-center and at-home dialysis services, as well as providing in-hospital services.

This release contains forward-looking statements that are subject to risks and uncertainties that could affect the business and prospects of the company and cause actual results and plans to differ materially from those anticipated. Those factors include, but are not limited to, maintaining continued growth and profitability, delays beyond the company's control with respect to future business events, the highly competitive environment in the establishment and operation of dialysis centers, the ability to develop or acquire additional dialysis facilities, whether patient bases of the company's dialysis facilities can mature to provide profitability, the extensive regulation of dialysis operations, government rate determination for Medicare reimbursement, pricing pressure from private payors, and other risks detailed in the company's filings with the SEC, particularly as described in the company's annual report on Form 10-K for the fiscal year ended December 31, 2006. The historical results contained in this press release are not necessarily indicative of future performance of the company.

The company's press releases, corporate profile, corporate governance materials, quarterly and current reports, and other filings with the SEC are available on Dialysis Corporation of America's internet home page: http://www.dialysiscorporation.com.

CONTACT: For additional information, you may contact Stephen Everett, President and CEO of Dialysis Corporation of America, 1302 Concourse Drive, Suite 204, Linthicum, MD 21090; Telephone No. (410) 694-0500.

                                    - more -

              DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES
                       CONSOLIDATED STATEMENTS OF INCOME
                                  (UNAUDITED)

                                                                 Three Months Ended March 31
                                                                 ---------------------------
                                                                     2007           2006
                                                                     ----           ----
Operating revenues:
  Sales:
    Medical services revenue                                     $16,596,907    $12,871,653
    Product sales                                                    231,060        239,462
                                                                 -----------    -----------
          Total sales revenues                                    16,827,967     13,111,115
  Other income                                                        62,560        105,868
                                                                 -----------    -----------
                                                                  16,890,527     13,216,983
                                                                 -----------    -----------

Operating costs and expenses:
  Cost of sales revenues:
    Cost of medical services                                      10,298,293      7,837,957
    Cost of product sales                                            247,632        143,675
                                                                 -----------    -----------
          Total cost of sales revenues                            10,545,925      7,981,632
  Selling, general and administrative expenses:
    Corporate                                                      1,648,523      1,402,587
    Facility                                                       2,730,323      2,041,073
                                                                 -----------    -----------
          Total                                                    4,378,846      3,443,660
  Stock compensation expense                                         113,970        134,516
  Depreciation and amortization                                      635,736        545,110
  Provision for doubtful accounts                                    356,097        155,414
                                                                 -----------    -----------
                                                                  16,030,574     12,260,332
                                                                 -----------    -----------

Operating income                                                     859,953        956,651

Other (expense) income, net                                           (9,227)        66,981
                                                                 -----------    -----------

Income before income taxes, minority interest
   and equity in affiliate earnings                                  850,726      1,023,632

Income tax provision                                                 345,772        416,974
                                                                 -----------    -----------

Income before minority interest
   and equity in affiliate earnings                                  504,954        606,658

Minority interest in income
   of consolidated subsidiaries                                     (121,734)      (180,281)

Equity in affiliate earnings                                             ---         92,406
                                                                 -----------    -----------

          Net income                                             $   383,220    $   518,783
                                                                 ===========    ===========

Earnings per share:
   Basic                                                             $.04           $.06
                                                                     ====           ====
   Diluted                                                           $.04           $.05
                                                                     ====           ====

Weighted average shares outstanding:
   Basic                                                           9,569,429      9,302,227
                                                                   =========      =========
   Diluted                                                         9,612,101      9,533,273
                                                                   =========      =========

                                     - more -

              DIALYSIS CORPORATION OF AMERICA AND SUBSIDIARIES

                       SUPPLEMENTAL OPERATING DATA
                                (Unaudited)

                                               Three Months Ended March 31,
                                               ----------------------------
                                               2007       2006  Y/Y Change%
                                               ----       ----  -----------
Operating data:
Treatments:
  Consolidated                                56,847     44,772    27.0%
  Managed                                      2,690      4,053   (33.6)%
                                              ------     ------
Total treatments                              59,537     48,825     1.9%


Patient revenue per treatment                 $291.96    $287.49    1.6%
Non-acquired growth data:
  Non-acquired treatment growth                 12%        10%

  Non-acquired revenue per treatment change    (2)%
         6%

  Non-acquired patient revenue growth           10%        17%
Key clinical metrics:




  Treatment adequacy (% of pts with
     Kt/V greater than 1.2)                    94.4%       95.5%


  Anemia management (% of pts with
     Hgb greater than 11)                      83.5%       82.2%
  Venous access (% of pts with AVF)            51.0%       46.3%

                                   - end -